EXHIBIT (a)(6)

EATON VANCE MUTUAL FUNDS TRUST

Amended and Restated

Establishment and Designation of Series of Shares

of Beneficial Interest, Without Par Value

(as amended and restated February 6, 2012)

WHEREAS, the Trustees of Eaton Vance Mutual Funds Trust, a Massachusetts business trust (the “Trust”), have previously designated separate series (or “Funds”); and

WHEREAS, the Trustees now desire to redesignate the series or Funds, pursuant to Section 5.1 of Article V of the Trust’s Amended and Restated Declaration of Trust dated August 17, 1993 (as further amended) (the “Declaration of Trust”);

NOW, THEREFORE, the shares of beneficial interest of the Trust are hereby divided into the following separate series (“Funds”), each Fund to have the following special and relative rights:

1.

The Funds shall be designated as follows effective February 6, 2012:

Eaton Vance AMT-Free Municipal Income Fund

Eaton Vance Atlanta Capital Horizon Growth Fund

Eaton Vance Build America Bond Fund

Eaton Vance Diversified Currency Income Fund

Eaton Vance Emerging Markets Local Income Fund

Eaton Vance Floating-Rate Advantage Fund

Eaton Vance Floating-Rate Fund

Eaton Vance Floating-Rate & High Income Fund

Eaton Vance Global Dividend Income Fund

Eaton Vance Global Macro Absolute Return Advantage Fund

Eaton Vance Global Macro Absolute Return Fund

Eaton Vance Government Obligations Fund

Eaton Vance High Income Opportunities Fund

Eaton Vance Large-Cap Core Research Fund

Eaton Vance Low Duration Fund

Eaton Vance Multi-Strategy Absolute Return Fund

Eaton Vance Multi-Strategy All Market Fund

Eaton Vance Parametric Structured Absolute Return Fund

Eaton Vance Parametric Structured Currency Fund

Eaton Vance Parametric Structured Emerging Markets Fund

Eaton Vance Parametric Structured International Equity Fund

Eaton Vance Strategic Income Fund

Eaton Vance Tax-Managed Equity Asset Allocation Fund

Eaton Vance Tax-Managed Global Dividend Income Fund

Eaton Vance Tax-Managed Growth Fund 1.1

Eaton Vance Tax-Managed Growth Fund 1.2

Eaton Vance Tax-Managed International Equity Fund

Eaton Vance Tax-Managed Multi-Cap Growth Fund

Eaton Vance Tax-Managed Small-Cap Fund

Eaton Vance Tax-Managed Small-Cap Value Fund

Eaton Vance Tax-Managed Value Fund

Eaton Vance U.S. Government Money Market Fund

Parametric Structured Commodity Strategy Fund

2.

Each Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust’s then currently effective registration statements under the Securities Act of 1933 and the Investment Company Act of 1940.  Each share of beneficial interest of each Fund (“share”) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund, all as provided in the Declaration of Trust.  The proceeds of sales of shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.  Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund.

3.

Shareholders of each Fund shall vote separately as a class to the extent provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940.

4.

The assets and liabilities of the Trust shall be allocated among the above-referenced Funds as set forth in Section 5.5 of Article V of the Declaration of Trust, except as provided below:

(a)

Costs incurred by each Fund in connection with its organization and start-up, including Federal and state registration and qualification fees and expenses of the initial public offering of such Fund’s shares, shall (if applicable) be borne by such Fund.

(b)

Reimbursement required under any expense limitation applicable to the Trust shall be allocated among those Funds whose expense ratios exceed such limitation on the basis of the relative expense ratios of such Funds.

(c)

The liabilities, expenses, costs, charges and reserves of the Trust (other than the management and investment advisory fees or the organizational expenses paid by the Trust) which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on an equitable basis as determined by the Trustees.

5.

The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund, and to terminate any Fund or add additional Funds as provided in the Declaration of Trust.

6.

Any Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.  The Trustees may also at any time sell and convert into money all the assets of any Fund.  Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of such Fund, the Trustees shall distribute the remaining assets of such Fund ratably among the holders of the outstanding shares.  Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in this paragraph 6, the Fund shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Fund and the right, title and interest of all parties with respect to such Fund shall be canceled and discharged.

7.

The Declaration of Trust authorizes the Trustees to divide each Fund and any other series of shares into two or more classes and to fix and determine the relative rights and preferences as between, and all provisions applicable to, each of the different classes so established and designated by the Trustees.  The Funds shall have classes of shares established and designated as follows:

(a) Classes A, B and C

Eaton Vance Tax-Managed Multi-Cap Growth Fund

Eaton Vance U.S. Government Money Market Fund

(b) Classes A, B, C, and I

Eaton Vance AMT-Free Municipal Income Fund, Eaton Vance Atlanta Capital Horizon Growth Fund, Eaton Vance High Income Opportunities Fund, Eaton Vance Low Duration Fund, Eaton Vance Multi-Strategy Absolute Return Fund, Eaton Vance Tax-Managed Equity Asset Allocation Fund, Eaton Vance Tax-Managed Global Dividend Income Fund, Eaton Vance Tax-Managed Growth Fund 1.2, Eaton Vance Tax-Managed International Equity Fund, Eaton Vance Tax-Managed Small-Cap Fund and Eaton Vance Tax-Managed Small-Cap Value Fund

(c) Classes A, B, C, I and S

Eaton Vance Tax-Managed Growth Fund 1.1

(d) Classes A, C, I and R

Eaton Vance Global Dividend Income Fund, Eaton Vance Global Macro Absolute Return Advantage Fund and Eaton Vance Global Macro Absolute Return Fund

(e) Advisers Class and Classes A, B, C, and I

Eaton Vance Floating-Rate Fund, Eaton Vance Floating-Rate & High Income Fund and Eaton Vance Floating-Rate Advantage Fund

(f) Classes A, B, C, I and R

Eaton Vance Government Obligations Fund and Eaton Vance Strategic Income Fund

(g) Classes A, C and I

Eaton Vance Build America Bond Fund, Eaton Vance Diversified Currency Income Fund, Eaton Vance Emerging Markets Local Income Fund, Eaton Vance Large-Cap Core Research Fund, Eaton Vance Multi-Strategy All Market Fund, Eaton Vance Parametric Structured Absolute Return Fund, Eaton Vance Parametric Structured Currency Fund, Eaton Vance Parametric Structured Emerging Markets Fund, Eaton Vance Parametric Structured International Equity Fund, Eaton Vance Tax-Managed Value Fund and Parametric Structured Commodity Strategy Fund

The Trustees may designate additional classes in the future.  For purposes of allocating liabilities among classes, each class of that Fund shall be treated in the same manner as a separate series.

IN WITNESS WHEREOF, the undersigned certifies that this amendment has been duly adopted at a meeting of the Board of Trustees held on February 6, 2012.  Signed this 6th day of February, 2012.

/s/ Maureen A. Gemma

Maureen A. Gemma

Secretary to the Trust